Exhibit 10.73

Schedule of Executed Lease Agreements
By and Between Sterling House Corporation

Schedule of executed lease Agreements by and between Sterling House Corporation and Nationwide Health Properties, Inc.

Location                                      Date of Lease

4001 S. Aspen Ave.                           January 14, 1997
Broken Arrow, OK 74011

7535 W. Heffner Rd.                          January 14, 1997
Oklahoma City, OK 73162